N  E  W  S    R  E  L  E  A  S  E

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG Announces 2006 Third Quarter
Conference Call Information

BUFFALO, N.Y. -  October 18, 2006 - CTG (NASDAQ: CTGX), an international information technology (IT) staffing and solutions company, today announced that it would release its 2006 third quarter financial results on October 24, 2006 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Wednesday, October 25, 2006 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-428-4474 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time October 25, 2006 and 12:00 p.m. Eastern Time October 28, 2006 by dialing 1-800-475-6701 and entering the conference ID number 816210.

Backed by 40 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.